UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
January 12, 2016
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On January 12, 2016, SolarWinds, Inc. (the “Company”) is commencing the distribution of a confidential presentation to potential lenders and investors relating to the financing of the Company’s pending merger (the “Merger”) with a newly-formed company controlled by investment funds affiliated with Silver Lake Partners and investment funds affiliated with Thoma Bravo, LLC (collectively, the “Sponsors”). The confidential presentation includes the following information regarding the Company’s results of operations for the fourth quarter of 2015 and the full year 2015.
The Company’s preliminary unaudited total revenue for the full year 2015 was $504.1 million, representing 17.6% year-over-year growth and a compound annual growth rate of 27% and 34% for the five-year and ten-year periods ended December 31, 2015, respectively. The Company’s preliminary unaudited total revenue for the fourth quarter of 2015 was $136.6 million, representing 15.4% year-over-year growth.
The Company’s preliminary recurring revenue for 2015 was $332.4 million, comprised of maintenance revenue of $277.6 million and subscription revenue of $54.8 million, and representing 65.9% of total revenue.
The Company’s preliminary Adjusted EBITDA is estimated to be in the range of $67.5 to $69.0 million for the fourth quarter of 2015 and $231.0 to $232.5 million for the full year 2015. At the mid-point of the range, for the fourth quarter of 2015 and the full year 2015, the Company’s preliminary Adjusted EBITDA would be $68.2 million and $231.7 million, respectively, and the Company’s preliminary Adjusted Cash EBITDA would be $77.0 million and $268.8 million, respectively. A reconciliation using the mid-point of the respective ranges of these non-GAAP measures to GAAP net income, the most directly comparable GAAP measure, is provided in the table below.

	Preliminary and Unaudited
(in millions)	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2015
GAAP net income	$28.0	$95.3
Interest expense (net)	0.3	0.5
Income tax expense	9.4	33.5
Depreciation and amortization	10.7	40.9
Stock-based compensation expense	16.0	54.9
Acquisition and restructuring adjustments (1)	4.3	9.2
Other (income)/expense (2)	(0.5)	(2.6)
Adjusted EBITDA	$68.2	$231.7
Change in deferred revenue	8.8	37.1
Adjusted Cash EBITDA	$77.0	$268.8

(1)	Consists of adjustments related to the Merger, other buy-side acquisitions completed by the Company and restructuring-related charges and fees.

(2)	Consists of non-operating income, including grant income related to the creation of job positions in certain foreign entities, non-operating expenses and other adjustments for one-time costs.
The financial results included in this report are preliminary and pending the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that the Company’s final results will vary from the preliminary estimates and such differences could be material. Financial results will not be final until the Company completes its financial closing and review process and, if applicable, files its annual report on Form 10-K for the period.
The information furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 7.01	Regulation FD Disclosure.
The information disclosed above in Item 2.02 is also intended to be disclosed under this Item 7.01 and is incorporated herein by reference. The Company is disclosing certain other information included in the confidential presentation set forth below so that this information will be disclosed pursuant to Regulation FD. The furnishing of the information below shall not be deemed an admission that the furnishing of such information is required by Regulation FD or that any such information is material.
The Company’s preliminary commercial core average transaction size for new license sales was approximately $9,000 in the fourth quarter of 2015. The Company calculates average transaction size using commercial core transactions only, which exclude any transactions that consist solely of the Company’s transactional products, MSP products and cloud products.
As of December 31, 2015, the Company had over 225,000 customers. The Company defines customers as individuals or entities, including distributors or resellers, whether or not affiliated, that have purchased one or more of the Company’s products under a unique customer identification number since our inception in 1999.
For the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, the average number of core products licensed per core customer of the Company was 2.76, 2.74, 2.72, 2.69, 2.67, 2.64, 2.62, 2.59, 2.57, 2.54, 2.51, 2.48, 2.45, 2.41 and 2.38, respectively. The Company’s core customers consist of customers who have licensed at least one of the Company’s core network management or systems management products, excluding acquired customers.
For the three months ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, the Company’s total bookings were approximately $144 million, $134 million, $131 million, $134 million, $129 million, $109 million, $108 million, $108 million, $100 million, $82 million, $80 million, $77 million, $81 million, $68 million and $65 million, respectively. Bookings is defined as the total amount contractually committed by our customers during the specified period to buy our offerings.
The Company’s preliminary Pro Forma Adjusted Cash EBITDA, which is defined as Adjusted Cash EBITDA after giving effect to the closing of the Merger as if it occurred on the first date of the specified period, was $321.9 million for the year ended December 31, 2015 (based on the mid-point of the range disclosed in Item 2.02 above). A reconciliation of this non-GAAP measure to GAAP net income, the most directly comparable GAAP measure, is provided in the table below.

Preliminary and Unaudited
(in millions)	Twelve Months Ended December 31, 2015
GAAP net income	$95.3
Interest expense (net)	0.5
Income tax expense	33.5
Depreciation and amortization	40.9
Stock-based compensation expense	54.9
Acquisition and restructuring adjustments (1)	9.2
Other (income)/expense (2)	(2.6)
Adjusted EBITDA	$231.7
Change in deferred revenue	37.1
Adjusted Cash EBITDA	$268.8
Pro Forma Adjustments:
Sponsor-identified adjustments (3)	53.1
Pro Forma Adjusted Cash EBITDA	$321.9

(1)	Consists of adjustments related to the Merger, other buy-side acquisitions completed by the Company and restructuring-related charges and fees.

(2)	Consists of non-operating income, including grant income related to the creation of job positions in certain foreign entities, non-operating expenses and other adjustments for one-time costs.

(3)	Includes estimated post-closing savings associated with ceasing to be a public company and other organizational and business restructurings, as well as potential revenue opportunities.
The financial results included in this report are preliminary and pending the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that the Company’s final results will vary from the preliminary estimates and such differences could be material. Financial results will not be final until the Company completes its financial closing and review process and, if applicable, files its annual report on Form 10-K for the period.
The information furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	January 12, 2016	By:	/s/ JASON REAM

Jason Ream
Executive Vice President, Finance and Chief Financial Officer

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